Exhibit 5.1

Arent Fox PLLC
Washington Square
1050 Connecticut Avenue, N.W.
Washington, DC 20036

                                                                    May 19, 2006

VSE Corporation
2550 Huntington Avenue
Alexandria, Virginia 22303

	RE:	VSE Corporation
		Registration Statement on Form S-8

Ladies and Gentlemen:

	Reference is made to a Registration Statement on Form S-8 of VSE Corporation (the "Company") which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

	The Registration Statement covers 125,000 shares of Common Stock, par value $0.05 per share, of the Company (the "Shares"), which may be issued by the Company pursuant to the VSE Corporation 2006 Restricted Stock Plan (the "Plan").

	We have examined the Registration Statement, including the exhibits thereto, the Company's Restated Certificate of Incorporation, as amended, the Company's By-Laws, the Plan and such documents as we have deemed appropriate in rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

	Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable. This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon, quoted in any manner to, or delivered to any other person or entity, without in each instance our prior written consent.

	We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.



	Our opinion is limited to the General Corporation Law of the State of Delaware, as amended, and the federal securities laws, each as in effect on the date hereof.

	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


						Sincerely,

						/s/ Arent Fox PLLC
						ARENT FOX PLLC